UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

Oncobiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 3, 2017, Oncobiologics, Inc. (the “Company”) entered into a registration rights agreement (the “Agreement”) with the investors party thereto, all of whom are the purchasers of its Senior Secured Notes and Warrants issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of December 22, 2016 (the “NWPA”). Pursuant to the Agreement, the Company agreed, subject to certain exceptions, to: (i) prepare and file with the Securities and Exchange Commission (the “SEC”) no later than February 15, 2017, a registration statement on Form S-1 covering the offer and resale from time to time of all of the shares of the Company’s common stock issuable or issued (such shares, the “Registrable Securities”) pursuant to the terms of the warrants issued to the Investors pursuant to the NWPA; and (ii) promptly (but in no event more than 45 days) after the date on which the Company becomes S-3 eligible, to file with the SEC a registration statement on Form S-3 covering the offer and resale of all the Registrable Securities. The Company has agreed to use commercially reasonable efforts to cause such registration statements to be declared effective under the Securities Act of 1933, as amended, as soon as practicable. Additionally, the Agreement provides for certain monetary penalties if such registration statements are not filed or declared effective prior to certain dates as set forth in the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of such document, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Registration Rights Agreement, dated February 3, 2017, by and among Oncobiologics, Inc. and the Investors named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: February 3, 2017	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer